Exhibit 10.20

Real Estate Purchase Agreement

This Real Estate Purchase Agreement (“Agreement”) is hereby made on December 12, 2014 by and between ID Global Solutions Corporation of 160 E. Lake Brantley Drive, Longwood, FL 32779 (“Seller”) and Megan DeVault and Jeffrey DeLeon of 2803 Dorell Avenue, Orlando Florida 32814 (“Purchaser”).

1.	Seller shall sell and convey and Purchaser shall purchase the real property, together with all buildings, personalty as described below, and improvements thereon (collectively the “Premises”) municipally known as 160 E. Lake Brantley Drive, Longwood, FL 32779 and more fully described as: BEGIN 146.91 FEET SOUTHWESTERLY ON ROAD FROM THE SOUTHWEST CORNER OF LOT 1, BLOCK B, GOLF VIEW ESTATES SECTION OF MEREDITH MANOR UNIT 11 ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 13, PAGE 20, PUBLIC RECORDS OF SEMINOLE COUNTY FLORIDA; RUN THENCE SOUTH 63 DEGREES 59 MINUTES 34 SECONDS EAST, 150.00 FEET; THENCE NORTH 27 DEGREES 44 MINUTES 20 SECONDS EAST, 40.72 FEET, THENCE SOUTH 65 DEGREES 54 MINUTES 11 SECONDS EAST, 232.06 FEET, THENCE SOUTH 59.87 FEET, THENCE WEST 414.00 FEET, THENCE NORTHWESTERLY ON ROAD TO POINT OF BEGINNING, SAID PROPERTY LYING AND BEING IN SECTION 4, TOWNSHIP 21 SOUTH, RANGE 29 EAST, SEMINOLE COUNTY, FLORIDA; LESS AND EXCEPT THE WESTERLY 2.00 FEET THEREOF, AS DESCRIBED IN OFFICIAL RECORDS BOOK 2121, PAGE 814, OF THE PUBLIC RECORDS OF SEMINOLE COUNTY, FLORIDA..

Together with Seller’s ownership and rights, if any, to land lying in the bed of any street or highway, opened or proposed, adjoining the Premises to the center line thereof, including any right of Seller to any unpaid award by reason of any taking by condemnation and/or for any damage to the Premises by reason of change of grade of any street or highway. Seller shall deliver at no additional cost to Purchaser, at Closing (as hereinafter defined), or thereafter, on demand, any documents that Purchaser may reasonably require for the conveyance of such title and assignment and collection of such award or damages.

2.	This sale includes all fixtures and articles of personal property now attached or appurtenant to the Premises, unless specifically excluded below. Seller represents and warrants that at Closing such fixtures and/or articles shall be paid for and owned by Seller, free and clear of all liens and encumbrances—except any existing mortgage to which this sale may be subject—including, but not limited to, plumbing, heating, lighting and cooking fixtures, chandeliers, bathroom and kitchen cabinets and counters, mantels, door mirrors, switch plates and door hardware, venetian blinds, window treatments, shades, screens, awnings, storm windows, storm doors, window boxes, mail box, TV aerials, weather vane, flagpole, pumps, shrubbery, fencing, outdoor statuary, tool shed, dishwasher, washing machine, clothes dryer, garbage disposal unit, range, oven, built-in microwave oven, refrigerator, freezer, air conditioning equipment and installations, wall to wall carpeting, and built-ins not specifically excluded below. All as presently exist on the date of this Contract in “as is” condition as per listing. The sale specifically excludes the following fixtures: All personal and office furnishings.

3.	The total purchase price to be paid by Purchaser is Two Hundred Forty Thousand Dollars ($240,000) to be payable as follows:

A.	Seller waives the need for any Down Payment or Deposit to be paid by Purchaser in connection with this sale.

B.	The balance due at Closing is Two Hundred Forty Thousand Dollars ($240,000).

4.	Lease-back

Seller currently occupies the Premises as its primary office space, and it shall continue to do so following Closing based on the terms and conditions herein.

At Closing the Purchaser shall execute a 12-month lease agreement with the Seller for a fixed monthly all-inclusive rate of $3000. The Lease shall commence on the first of the month following Closing. The Purchaser shall also offer the Seller an option for an additional 12-month lease extension at a fixed all-inclusive rate of $3300 per month. The Lease shall executed contemporaneously or prior to Closing.

5.	Due Diligence

It is understood that a material inducement to entering into this Contract, is the allowance of a due diligence period sufficient to allow Purchaser to conduct needed inspections of the Premises, review and inspect title for the Premises and otherwise verify the representations and warranties set forth herein. Seller shall cooperate in furnishing any documentation needed to Purchaser in this regard. The Due Diligence Period shall commence on the date a complete title search and due diligence documents requested from Seller are received, and continue for five (5) business days thereafter, during which period the Contract shall be fully terminable at Purchaser’s discretion. Purchaser must submit any request for due diligence materials to Seller no later than close of business on December 12, 2014..

6.	Balance Due Seller

The amount of Two Hundred Forty Thousand Dollars ($240,000) shall be paid as follows: cash; good certified check of Purchaser or official check issued by any bank, savings bank, trust company, or savings and loan association, unendorsed and payable to the order of Seller as Seller may otherwise direct upon reasonable prior notice (by telephone or otherwise) to Purchaser; wire transfer; or as otherwise agreed to by Seller or Seller’s attorney.

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7.	Rents, Escrow & Security Deposits

Loan interest, property taxes, insurance, fuel oil, and rents shall be prorated as of the date of Closing. All security deposits shall be transferred to Purchaser at Closing. All escrow accounts for taxes and insurance are to be included in the purchase price and shall be transferred to Purchaser at Closing. Any shortage in these accounts shall be charged to Seller at Closing.

8.	Permitted Exceptions

The Premises are sold and conveyed subject to zoning and subdivision laws and regulations and landmark, historic, or wetlands designation, provided that they are not violated by the existing buildings and improvements erected on the Premises or their use; consents for the erection of any structures on, under, or above any streets on which the Premises abut; and encroachments of stoops, areas, cellar steps, trim, and cornices, if any, upon any street or highway.

9.	Governmental Orders and Violations

Seller shall comply with all notes or notices of violations of law or municipal ordinances, orders or requirements noted or issued as of the date of Closing by any governmental department having authority as to lands, housing, buildings, fire, health, environmental and labor conditions affecting the Premises. The Premises shall be conveyed free of them at Closing. Seller shall furnish Purchaser with any authorizations necessary to make the searches that could disclose these matters.

10.	Closing Date and Transfer of Title

This transaction shall close on or before the 19th of December 2014.

11.	Seller’s Representations and Warranties

    Seller hereby represents that the Premises abut or have a right of access to a public road, Seller is the sole owner of the Premises, and Seller has the full right, power, and authority to sell, convey, and transfer same in accordance with the terms of this Agreement.
    Seller agrees to transfer marketable title, free and clear of all encumbrances, except those mutually agreed upon as non-material, and pay any required state taxes or stamps required to record deed and mortgage.
    There are no known defects, claims, disputes or environmental issues affecting or relating to the Premises.

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12.	No Assignment

This Agreement may not be assigned by Purchaser without the prior written consent of Seller, which shall not be unreasonably withheld, in each instance, and any purported assignment(s) made without such consent shall be void. Notwithstanding the foregoing, the Seller understands that this Contract will be assigned, and title ultimately issued to, a single purpose entity LLC, which shall be solely owned and controlled by the Purchaser.

13.	Defaults

Should Purchaser elect not to fulfill its obligations under this Agreement, all good faith deposits shall be retained by Seller as liquidated damages and full settlement of any claim and Purchaser and Seller shall be relieved of all obligations under this Agreement. If Seller defaults under this Agreement, Purchaser may seek specific performance or elect to have all good faith deposits returned on demand.

In the event that there is litigation arising out of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorneys’ fees.

14.	Successors and Assignees

The terms and conditions of this Agreement shall bind all successors, heirs, administrators, trustees, executors, and/or assignees of the parties.

15.	Sales Agents and Commissions

No commissions shall be paid to any Sales Agents or Finders.

16.	Execution in Counterparts

This Agreement may be executed in counterparts and by facsimile signatures. This Agreement shall become effective as of the date of the last signature.

17.	Governing Law and Consent to Jurisdiction

This legal and binding Agreement wil1 be construed under the laws of the State of FL, regardless of conflict of law principles. The parties voluntarily consent to the jurisdiction of all courts in the State of FL to interpret, enforce, and resolve any disputes arising from or related to this Agreement.

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18.	Miscellaneous

A.	Neither this Agreement nor any provision herein may be waived, changed, or cancelled except in writing. The parties hereby authorize their respective attorneys to agree in writing to any changes in dates and time periods provided for in this Agreement.

B.	Any singular word or term herein shall also be read as in the plural and the neuter shall include the masculine and feminine gender, whenever the sense of this Agreement may require it.

C.	The captions in this Agreement are for convenience or reference only and in no way define, limit, or describe the scope of this Agreement and shall not be considered in the interpretation of this Agreement or any provision hereof.

D.	Each party shall, at any time and from time to time, execute and acknowledge where appropriate and deliver such further instruments and documents and take such other action as may be reasonably requested by the other in order to carry out the intent and purpose of this Agreement. This subparagraph shall survive Closing.

19.	Entire Agreement

There are no other agreements, promises, or understandings between these parties, except as specifically set forth in this Agreement.

By signing this Agreement the parties hereto certify that they have read, understood, and agree to the terms as set forth in this Agreement. If any part of this Agreement was not understood by a party, that party sought competent legal advice prior to signing this Agreement.

SELLER

Authorized Signatory of	Date
ID Global Solutions Corporation

PURCHASES

Megan DeVault	Date

Jeffrey DeLeon	Date

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